UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2018

Invuity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

Merger Agreement

On September 10, 2018, Invuity, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Stryker Corporation, a Michigan corporation (“Parent”), and Accipiter Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will, and Parent will cause Merger Sub to, commence a tender offer (the “Offer”) no later than the tenth (10th) business day following the date of the Merger Agreement to purchase each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) at a price of $7.40 per share in cash, without interest thereon and subject to applicable tax withholdings (the “Offer Price”).  Promptly following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of Parent (the “Merger”).  The Merger Agreement contemplates that, if the Offer is completed, the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), which permits completion of the Merger without a vote of the holders of Company Common Stock upon the acquisition by Merger Sub of a majority of the aggregate voting power of the Company Common Stock then issued and outstanding.  At the effective time of the Merger, each then-outstanding share of Company Common Stock, other than shares of Company Common Stock held by the Company, Parent or Merger Sub or owned by stockholders who have validly exercised their appraisal rights under the DGCL, will be cancelled and converted into the right to receive the Offer Price, on the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement and the consummation of the transactions contemplated thereby have been approved by the board of directors of the Company (the “Board”), and the Board has resolved to recommend to the stockholders of the Company to accept the Offer and tender their shares of Company Common Stock to Merger Sub pursuant to the Offer.

Under the terms of the Merger Agreement, at least 24 hours prior to the effective time of the Merger, each Company stock option (“Company Stock Option”) that is outstanding at such time will vest with respect to time-based vesting in full and with respect to performance-based vesting assuming performance metrics are achieved at target, to the extent not already vested.  At the effective time of the Merger, each then-outstanding Company Option will be canceled and will immediately cease to be outstanding, with the holder of such Company Stock Option becoming entitled to receive an amount in cash equal to (i) the number of shares of Company Common Stock subject to such Company Stock Option multiplied by (ii) the excess (if any) of the Offer Price over the per share exercise price applicable to the Company Stock Option.  Under the terms of the Merger Agreement, at the effective time of the Merger, each Company restricted stock unit (“Company RSU”) that is unvested and outstanding immediately prior to the completion of the Offer will vest in full to the extent not already vested.  At the effective time of the Merger, each then-outstanding Company RSU will be canceled, with the holder of such Company RSU becoming entitled to receive an amount in cash equal to the Offer Price.   Payments, if any, with respect to the Company Stock Options and Company RSUs to be net of applicable taxes withheld in accordance with the Merger Agreement and without interest.

Under the terms of the Merger Agreement, Merger Sub’s obligation to accept and pay for shares of Company Common Stock that are tendered in the Offer is subject to customary conditions, including, among others, (i)  that, immediately prior to the expiration of the Offer, there have been validly tendered and not validly withdrawn a number of shares of Company Common Stock that, upon the consummation of the Offer, together with shares of the Company Common Stock then owned by Parent and Merger Sub (if any), would represent at least a majority of the then outstanding shares of Company Common Stock; (ii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of legal restraints on Merger Sub’s ability to accept and pay for shares of Company Common Stock tendered in the Offer; and (vi) the absence of any changes that have had, or would reasonably be expected to have, a material adverse effect on the Company’s business, financial condition, assets, liabilities or results of operations of the Company. The transaction is not subject to any financing condition.

The Merger Agreement contains representations, warranties and covenants of Parent, Merger Sub and the Company that are customary for a transaction of this nature, including among others, covenants regarding public disclosures and the use of reasonable best efforts to cause the conditions to the transaction to be satisfied. In addition, the Company has agreed to conduct the business of the Company in the ordinary course of business and in a manner consistent with past practice until the effective time of the Merger or the date that the Merger Agreement is terminated in accordance with its terms.

Under the terms of the Merger Agreement, during the pendency of the Merger, the Company is not permitted to solicit, initiate, knowingly encourage or facilitate any alternative transaction proposals from third parties (an “Alternative Transaction Proposal”), enter into any agreement providing for an Alternative Transaction Proposal or to participate in any discussions or negotiations with third parties with respect to any Alternative Transaction Proposals. Notwithstanding this limitation, prior to the completion of the Offer, subject to customary limitations and conditions, the Company may provide information to and participate in discussions or negotiations with any third party from whom the Company receives an unsolicited Alternative Transaction Proposal that the Board determines in good faith is or could reasonably be expected to lead to a “Superior Proposal” (as defined in the Merger Agreement).   In addition, under the terms of the Merger Agreement, prior to the expiration of the Offer and subject to customary limitations and conditions, the Company may terminate the Merger Agreement to accept an Alternative Transaction Proposal that constitutes a “Superior Proposal” provided that, after giving effect to all of the modifications that may be offered by Parent in accordance with the Merger Agreement, the Board determines in good faith that such Alternative Transaction Proposal continues to constitute a “Superior Proposal.”.

The Merger Agreement includes customary termination provisions for both Parent and the Company, and provides that, in connection with the termination of the Merger Agreement under certain circumstances, including the Company accepting an Alternative Transaction Proposal as described in the prior paragraph or making a stockholder recommendation adverse to tendering into the Offer, the Company will pay Parent a termination fee of $5.9 million in cash.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Parent, Merger Sub or the Company.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by the Company to Parent in connection with the signing of the Merger Agreement or in filings of the parties with the SEC.  This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Parent and the Company rather than establishing matters of fact.  Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about Parent, Merger Sub or the Company.

Tender Agreement

Concurrently with the execution of the Merger Agreement, each director and executive officer of the Company, and certain stockholders affiliated with such directors and officers (collectively, the “Stockholders”), entered into Tender Agreements (the “Tender Agreements”) with Parent and Merger Sub, pursuant to which the Stockholders agreed, among other things, and subject to the terms and conditions of the Tender Agreements, (i) not to sell or dispose of securities of the Company except to participate in the offer and (ii) to tender all of their shares of Company Common Stock in the Offer no later than five business days following the commencement of the Offer.  The Tender Agreements terminate upon the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Tender Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of the Tender Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 10, 2018, the Board approved an amendment to the bylaws of the Company (as amended, the “Bylaws”) to explicitly provide that, unless otherwise consented to by the Company, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws (in each case, as may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or bylaws (in each case, as may be amended from time to time) or (v) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine (each, a “Covered Action”) shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware (such courts, collectively, the “Delaware Courts”).

The Board further amended the Bylaws to provide that, if any Covered Action is filed in a court other than the Delaware Courts (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Delaware Courts in connection with any action brought in any such courts to enforce the forum selection Bylaw described in the prior paragraph (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

The Bylaws were effective upon adoption by the Board. The full text of the amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On September 11, 2018, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 10, 2018, by and among Stryker Corporation, Accipiter Corp. and Invuity, Inc. *
3.1	Amendment to Amended and Restated Bylaws of Invuity, Inc., dated September 10, 2018
99.1	Form of Tender Agreement
99.2	Press release of Invuity, Inc., dated September 11, 2018

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

Forward-Looking Statements

This document contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or delay the closing of the transaction, (2) uncertainties as to how many shares of Company Common Stock will be tendered in the Offer, (3) the possibility that various closing conditions of the Offer or the Merger may not be satisfied or waived, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction and (5) the effect of the announcement or completion of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally. Additional risks are described in the Company’s periodic filings with the Securities and

Exchange Commission, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2017 and subsequent reports on Form 10-Q. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. The Company does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company referenced in this document has not yet commenced.  This document is for informational purposes only and is not an offer to purchase, a solicitation of an offer to sell, or a recommendation to sell shares of the Company, nor is it a substitute for the tender offer materials that Parent and Merger Sub will file with the Securities and Exchange Commission (“SEC”).  At the time the Offer is commenced, Parent and Merger Sub will file tender offer materials on Schedule TO, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC with respect to the tender offer.  THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION.  HOLDERS OF SHARES OF THE COMPANY COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF THE COMPANY COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.  The Offer to Purchase, the related Letter of Transmittal and other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Company Common Stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov.  Additional copies of the tender offer materials may be obtained for free by contacting the Company at 444 De Haro St., San Francisco, CA 94107, Attention: Investor Relations or the investor relations department of Parent at katherine.owen@stryker.com.  In addition to the Offer to Purchase, the related Letter of Transmittal and other tender offer documents, as well as the Solicitation/Recommendation Statement, Parent and the Company file annual, quarterly and current reports and other information with the SEC.  You may read and copy any reports or other information filed by Stryker Corporation or Invuity, Inc. at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Parent’s and the Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 10, 2018, by and among Stryker Corporation, Accipiter Corp. and Invuity, Inc. *
3.1	Amendment to Amended and Restated Bylaws of Invuity, Inc., dated September 10, 2018
99.1	Form of Tender Agreement
99.2	Press release of Invuity, Inc., dated September 11, 2018

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.

By:	/s/ Scott Flora
Scott Flora
Interim President and Chief Executive Officer

Date:  September 11, 2018